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                                                                      EXHIBIT 23




                              ACCOUNTANTS' CONSENT



We have issued our report dated March 5, 2004, accompanying the financial statements of Cheviot Savings Bank as of and for the nine-month period ended December 31, 2003. We hereby consent to the incorporation of said report in Cheviot Financial Corp.'s Annual Report on Form 10-K.


/s/ Grant Thornton LLP

Cincinnati, Ohio
March 24, 2004